UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2026

Sports Entertainment Gaming Global Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38508	No. 81-1996183
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5049 Edwards Ranch Rd., 4th Floor Fort Worth, Texas	76109
(Address of Principal Executive Offices)	(Zip Code)

(737) 787-3798

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SEGG	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $2,300.00	LTRYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 18, 2026, Sports Entertainment Gaming Global Corporation (the “Company”) entered into a Common Stock Equity Distribution Agreement (the “Agreement”) with Dawson James Securities, Inc. (the “Sales Agent”).

Under the Agreement, the Company may offer and sell, from time to time, shares of its common stock having an aggregate offering price of up to $5,572,584 through the Sales Agent in an “at the market” offering pursuant to the Company’s effective shelf registration statement and related prospectus.

The Sales Agent will act as the Company’s sales agent and will receive a cash commission of 3.0% of the gross proceeds from each sale. The Company is not obligated to sell any shares under the Agreement and may suspend or terminate the offering at any time; the Sales Agent may also decline or suspend sales under certain conditions. Either party may terminate the Agreement as provided therein.

The Company has agreed to reimburse certain expenses of the Sales Agent, and each party has agreed to provide customary indemnification and contribution rights. The Agreement contains customary representations, warranties, and covenants, including those relating to SEC filings, legal compliance, and efforts to maintain the listing of the shares on The NASDAQ Global Market.

Any sales of Shares under the Sales Agreement will be made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-291505), including the related prospectus, filed with the Securities and Exchange Commission (the “SEC”) on November 26, 2025, and declared effective on November 26, 2025, as supplemented by the prospectus supplement dated January 9, 2026, and any applicable additional prospectus supplements related to the Offering that form a part of the Registration Statement.

The aggregate market value of Shares eligible for sale in the Offering and under the Sales Agreement will be subject to the limitations of General Instruction I.B.6 of Form S-3, to the extent required under such instruction. The prospectus supplement filed with the SEC on January 9, 2026, is offering shares having an aggregate offering price of $5,572,584. The Company will be required to file another prospectus supplement in the event it determines to offer more than $5,572,584 of shares in accordance with the terms of the Agreement, to the extent then permitted under General Instruction I.B.6 of Form S-3.

The Company intends to use the net proceeds from any sales for working capital, potential acquisitions, and general corporate purposes. which is filed as Exhibit 1.1 to this report and is incorporated herein by reference. A copy of the legal opinion of The Law Offices of Randall Lanham regarding the legality of the issuance and sale of the Shares is filed as Exhibit 5.1 to this report and is incorporated by reference herein.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
1.1	Common Stock Equity Distribution Agreement, dated February 18, 2026, by and between Sports Entertainment Gaming Global Corporation and Dawson James Securities, Inc.
5.1	Opinion of The Law Offices of Randall Lanham
23.4	Consent of The Law Offices of Randall Lanham (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sports Entertainment Gaming Global Corporation.

	By:	/s/ Robert J. Stubblefield
	Name:	Robert J. Stubblefield
	Title:	Interim Chief Executive Officer
DATE
February 18, 2026